UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

March 4, 2010

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER                                                                0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 4, 2010, Astro-Med, Inc. (the “Company”) purchased certain stock options of the Company held by Everett V.  Pizzuti, President and Chief Operating Officer of the Company, and Joseph P. O’Connell, Senior Vice President, Treasurer and Chief Financial Officer of the Company.  The options entitled Mr. Pizzuti to purchase up to 103,125 shares of the Company’s common stock and Mr. O’Connell to purchase up to 68,750 shares of the Company’s common stock.  The options had an exercise price of $5.4546 and were due to expire on March 20, 2010.  The purchase price paid for the options was $131,732 to Mr. Pizzuti and $87,821 to Mr. O’Connell, representing the closing price for the Company’s common stock on March 3, 2010 less a 10% discount less the exercise price for each of the Options.

The purchase of the options as described above was reviewed and approved by the Company’s Compensation and Audit Committees.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: March 5, 2010	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer